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                                                                  EXHIBIT (A)(3)

                          BT ALEX. BROWN INCORPORATED
                              130 LIBERTY STREET
                           NEW YORK, NEW YORK  10006

                                    November 25, 1997

J.W. Childs Equity Partners, L.P.
1 Federal Street
21st Floor
Boston, MA  02110
Attention :  Steven Segal

             Re:  Universal Hospital Services, Inc.
                  Recapitalization Financing
                  ---------------------------------

Gentlemen:

          In connection with our engagement letter dated the date hereof (the "Agreement"):

          You hereby agree to indemnify and hold harmless us and our affiliates and our and their respective directors, officers, partners, agents, employees, representatives and control persons (collectively, the "Indemnified Persons") from and against any losses, claims, damages, liabilities or expenses incurred by them (including reasonable fees and disbursements of counsel) which (i) are related to or arise out of (A) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by you or
(B) actions taken or omitted to be taken by an Indemnified Person with your consent or in conformity with your actions or omissions or (ii) are otherwise related to or arise out of or in connection with, in each case, the proposed transactions giving rise to or contemplated by the Agreement, including modifications or future additions to the Agreement, or execution of letter agreements or other related activities, and to promptly reimburse us and any other Indemnified Person for all expenses (including reasonable fees and disbursements of counsel) as incurred by us or any such Indemnified Person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which we or any other Indemnified Person is a party. You will not, however, be responsible for any losses, claims, damages, liabilities or expenses of any Indem-
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                                      -2-

nified Person pursuant to clause (ii) of the preceding sentence to the extent same have resulted from the gross negligence, bad faith or recklessness of such Indemnified Person. You also agree that if any indemnification sought by an Indemnified Person pursuant to the Agreement is for any reason held by a court to be unavailable, then (whether or not we are the Indemnified Person) you and we will contribute to the losses, claims, liabilities, damages and expenses for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits received by you on the one hand and by us on the other hand from the actual or proposed transactions giving rise to or contemplated by the Agreement, and also the relative fault of you, on the one hand, and of us and the Indemnified Person, on the other. For purposes of determining the relative benefits to you on the one hand, and us on the other hand under the proposed transactions giving rise to or contemplated by the Agreement, such benefits shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid by you pursuant to the transactions, whether or not consummated, for which we are providing services as provided in the Agreement bears to (ii) the fees paid or proposed to be paid by you or on your behalf to us in connection with the proposed transactions giving rise to or contemplated by the Agreement. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Your indemnity, reimbursement and contribution obligations under this agreement shall be in addition to any rights that we or any other Indemnified Person may have at common law or otherwise.

          If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Person proposes to demand indemnification, it shall notify you with reasonable promptness; provided, however, that any failure by such
                                --------  -------
Indemnified Person to notify you shall not relieve you from your obligations hereunder (except to the extent that you are materially prejudiced by such failure to promptly notify). You shall be entitled to assume the defense of any such action, suit, proceeding or investigation, including the employment of counsel reasonably satisfactory to the Indemnified Person. The Indemnified Person shall have the right to counsel of its own choice to represent it, but the fees and expenses of such counsel shall be at the expenses of such Indemnified Person unless (i) you have failed promptly to assume the defense and employ counsel reasonably satisfactory to the Indemnified Person in accordance with the preceding sentence or (ii) the Indemnified Person shall have been advised by counsel that there exists ac-
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                                      -3-

tual or potential conflicting interests between you and such Indemnified Person, including situations in which one or more legal defenses may be available to such Indemnified Person that are different from or additional to those available to you; provided, however, that you shall not, in connection with any one such
        --------  -------
action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations be liable for fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Persons; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with you and any counsel designated by you.

          You further agree that you will not, without our prior written consent, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not we or any other Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of us and each other Indemnified Person from all liability and obligations arising therefrom. You further agree that neither we, nor any of our affiliates, nor any directors, officers, partners, agents, employees, representatives or control persons of us or any of our affiliates shall have any liability to you arising out of or in connection with the proposed transactions giving rise to or contemplated by the Agreement except for such liability for losses, claims, damages, liabilities, or expenses to the extent they have resulted from our or their gross negligence, bad faith or recklessness. This agreement may not be amended or modified except in writing. THIS AGREEMENT
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, AND ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR CONTEMPLATED BY THE AGREEMENT IS HEREBY WAIVED. YOU HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THE AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY.
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          The parties hereto acknowledge that, to the extent that Securities (as defined in the Agreement) are issued, the indemnification provisions contained in the underwriting or purchase agreement relating to such issuance entered into by BTAB and the Company (each as defined in the Agreement) shall govern the rights of the parties relating to indemnification arising from such issuance and this agreement shall not be applicable to such situation.

          These provisions shall remain in full force and effect following the expiration or termination of the Agreement. The provisions hereof shall inure to the benefit of and be binding upon our successors and assigns, and the successors and assigns of each other Indemnified Person.

                                    Very truly yours,

                                    BT ALEX. BROWN INCORPORATED

                                    By: /s/  Mitchell Goldstein
                                       ---------------------------------
                                         Name: Mitchell Goldstein
                                         Title: Vice President

AGREED TO AND ACCEPTED as of
the date first written above:


J.W. CHILDS EQUITY PARTNERS, L.P.

By:  J.W. Childs Advisors, L.P.,
     its General Partner
By:  J.W. Childs Associates, L.P.,
     its General Partner
By:  J.W. Childs Associates, Inc.,
     its General Partner



By: /s/ Steven G. Segal
   ---------------------------------
   Title: Vice President